Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Gary Ross	Brian Lantz
847-484-4456	847-484-4574
gary.ross@fbhs.com	brian.lantz@fbhs.com

FORTUNE BRANDS HOME & SECURITY ANNOUNCES DATE FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

DEERFIELD, Ill. – December 6, 2011 – Fortune Brands Home & Security (NYSE: FBHS), an industry-leading home and security products company, today announced it will hold its 2012 Annual Meeting of Stockholders on Monday, April 23, 2012 at 3:30 p.m. Central Daylight Time. The meeting will be held at the Westin Chicago North Shore, 601 N. Milwaukee Avenue, Wheeling, Ill. Stockholders of record at the close of business on February 23, 2012 will be entitled to notice of and to vote at the 2012 Annual Meeting of Stockholders.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The company’s trusted brands include Master Lock, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The company’s 16,000 associates generated more than $3.2 billion in net sales in 2010. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.fbhs.com.

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Source: Fortune Brands Home & Security